AMENDMENT NO. 1

FUND PARTICIPATION AGREEMENT

among

AXA Equitable Life Insurance Company,
Goldman Sachs Variable Insurance Trust,
Goldman Sachs Asset Management, L.P.
and
Goldman, Sachs & Co.

Amendment No. 1, effective February 16, 2010 to the Fund Participation Agreement, (the "Agreement"), dated October 20, 2009 among AXA Equitable Life Insurance Company, Goldman Sachs Variable Insurance Trust, Goldman Sachs Asset Management, L.P. and Goldman Sachs & Co. (collectively, the "Parties").

WHEREAS, MONY Life Insurance Company ("MONY") and MONY Life Insurance Company of America ("MLOA") were acquired by AXA Financial, Inc., the parent company of AXA Equitable Life Insurance Company ("AXA Equitable"); and

WHEREAS, the Parties wish to add MONY and MLOA to the Agreement; and

WHEREAS, the Parties wish to enable the Company to offer shares of the portfolios of Goldman Sachs Variable Insurance Trust in every Company separate account;

The Parties hereby agree to amend the Agreement as follows:

1. Additional Parties. MONY and MLOA each are hereby added as a party to the Agreement and the defined term "Company" shall be deemed to include MONY and MLOA.

2. Schedule A. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached "Schedule A".

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

GOLDMAN SACHS VARIABLE INSURANCE TRUST

By: ______________________
Name: James McNamara
Title: Managing Director

GOLDMAN SACHS ASSET MANAGEMENT, L.P.

By: ______________________
Name: Scott Kilgallen
Title: Managing Director

GOLDMAN SACHS & Co.

By: ______________________
Name: Scott Kilgallen
Title: Managing Director

AXA EQUITABLE LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts

By: ______________________
Name: Steven M. Joenk
Title: Senior Vice President

MONY LIFE INSURANCE COMPANY OF AMERICA, on behalf of itself and its separate accounts

By: ______________________
Name: Steven M. Joenk
Title: Senior Vice President

MONY LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts

By: ______________________
Name: Steven M. Joenk
Title: Senior Vice President

SCHEDULE A

CONTRACTS

Name of Account - Contracts
A- All Contracts
FP- All Contracts
I- All Contracts
45- All Contracts
49- All Contracts
65- All Contracts
66- All Contracts
206- All Contracts
301- All Contracts
Legacy "S"- All Contracts
Legacy "L"- All Contracts
Legacy "A"- All Contracts
MONY UGVL VUL- All Contracts
MONY UGVL SVUL- All Contracts
MONY UGVA VA- All Contracts
Keynote- All Contracts
MLOA "L"- All Contracts
MLOA "A"- All Contracts
MLOA "P"- All Contracts